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IMMEDIATE RELEASE
Wednesday, March 31, 1999


                         CALPROP REPORTS FOURTH QUARTER
                               AND YEAREND RESULTS

                 CALPROP REPORTS $5.4 MILLION IN PROFITS IN 1998

MARINA DEL REY, CA, MARCH 31, 1999 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and twelve month periods ended December 31, 1998, today reported that it has earned a net profit from operations for both the three and twelve month periods ended December 31, 1998.

         "For both the three and twelve month periods ended December 31, 1998, Calprop recognized a profit from operations. This is our third profitable quarter in succession as the Northern and Southern California markets continue to provide robust housing sales. Though we closed 50 units this quarter, our total units in backlog remain high at 123 units, $29,835,000, up 27.7% from 114 units, $23,372,000 a year ago. This backlog and the commencement of the development of two projects in the last ninety days is the impetus for recognizing the $2,443,700 in benefit for income taxes," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

         For the fourth quarter, Calprop's revenues were $10.6 million, an increase of $7.0 million or 197.8% from $5.1 million of revenues in the fourth quarter a year ago. Income from development operations was $887,351 for the fourth quarter, up $864,720 or 3821.0% compared to the $22,631 in the same quarter in the prior year. Net income for the fourth quarter of 1998 was $2,896,652 or $0.27 per share on 10,465,459 weighted average shares and common stock equivalents, compared with a net loss of ($284,991), or ($0.03) per share on 9,298,477 weighted average shares and common stock equivalents, in the same quarter a year ago. The improved results were primarily driven by an increase in construction gross margin and the recognition of $2,443,700 in benefit for income taxes.

         For the year-to-date period, revenues were $33.1 million, up 44.4% from $22.9 million in 1997. Income from development operations was $2,627,524 for the twelve months ended December 31, 1998, up $2,572,822 or 4703.3% compared to $54,702 for the same period in the prior year. The company reported net income of $5,368,006, or $0.52 per share on 10,281,295 weighted average shares and common stock equivalents, for the twelve months ended December 31, 1998, compared with a net loss of ($1,620,211), or ($0.18) per share on 9,242,386 weighted average shares and common stock equivalents, in the same period in 1997. The improved results were primarily driven by an increase in contribution margin to 7.94% up from 0.24% during the same period in the prior year and the recognition of $4,773,700 in benefit for income taxes.

         "At year end 1998, we had a total of 196 single-family residences and 918 lots under development. This compares with 160 residences and 317 lots a year earlier. Real estate under development was $65,282,197 as of December 31, 1998, up $35,980,237 or 122.8% compared to


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$26,325,978 as December 31, 1997. This increase reflects the the positive impact of the purchase of six new developments in 1998 and the conversion of land held for investment, $2,975,982, to real estate under under development," Zaccaglin stated.

         At December 31, 1998, shareholders' equity was $8,459,521, or $0.82 per share on 10,281,295 weighted average shares and common stock equivalents compared with $2,756,610, or $0.30 per share in 1997. Cash balances of $1.5 million are comparable with last year. Trust deeds and notes payable was $58,394,793, up $38,962,155 or 200.5% compared to $19,432,638 in 1997. The
Company's debt-to-equity ratio increased to 4.3 to 1, up from 2.37 to 1 in the prior year.

         "The Company purchased six new developments during 1998, Parc Metropolitan, a 382 unit development in Milpitas, California, comprised of three distinct products, High Ridge Court, a 170 lot development in Thornton, Colorado, Bay Hill at Saddlerock, a 94 lot development in Aurora, Colorado and Templeton Heights, a 54 lot development in Colorado Springs, Colorado. Furthermore, we have began developing a long held asset, Creekside at Mockingbird Canyon, a 31 lot development in the Riverside County area, California. Presently, all of these except Templeton Heights are under construction. Additionally, Calprop has entered into escrow to acquire three projects, two in California and the other in Colorado; South Street, a 92 unit development in San Luis Obispo, California, McGuire property, a 182 unit development in San Diego, California and Templeton Heights II, a 84 unit development in Colorado Springs, Colorado. Both of the California developments are scheduled to commence in 1999. I look to 1999 as a year to build upon the success of 1998 and continue to both increase revenues and enhance the Company's profitability, " Zaccaglin stated.

         Calprop builds quality homes in some of the most desirable communities in both California and Colorado. The Company's common stock is traded on the OTC Bulletin Board under the symbol CLPO.



                                 (TABLE FOLLOWS)

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                               CALPROP CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                          THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                             DECEMBER 31,                       DECEMBER 31,
                                                    --------------------------------   -------------------------------
                                                        1998              1997             1998                  1997
                                                    --------------    --------------   --------------   --------------
Development operations:
  Real estate sales                                    10,612,910         3,563,375       33,071,722       22,908,649
  Cost of real estate sales                             9,725,559         3,574,413       30,444,198       22,853,947
                                                    --------------    --------------   --------------   --------------
Income (loss) from development operations                 887,351          (11,038)        2,627,524           54,702

Other income                                               27,873            29,326           87,405           91,738

Other expenses:
  General and administrative expenses                     467,111           418,214        1,752,909        1,444,096
  Interest expense                                          5,768            88,997          135,081          339,766
  Investment property holding costs                            --                --               --          185,838
                                                    --------------    --------------   --------------   --------------
Total other expenses                                      472,879           507,211        1,887,990        1,969,700

Minority interests                                         26,195          (18,075)          232,633         (17,192)
                                                    --------------    --------------   --------------   --------------

Income (loss) before benefit for income taxes             416,150        $(470,848)          594,306     $(1,806,068)
Benefit for income taxes                                2,443,700           185,857        4,773,700          185,857
                                                    --------------    --------------   --------------   --------------

Net income (loss)                                      $2,859,850        $(284,991)       $5,368,006     $(1,620,211)

Net income (loss) allocable to common stock            $2,859,850        $(284,991)       $5,368,006     $(1,620,211)

Diluted income (loss) per share                             $0.27            $(.03)            $0.52           $(.18)

Weighted average shares of common stock                10,465,459         9,298,477       10,281,295        9,242,386

UNITS SOLD:
    SINGLE-FAMILY HOMES                                        50                18              162               71
    TOWNHOMES                                                   0                 0                0               31
                                                                -                 -                -               --
        TOTAL                                                  50                18              162              102

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                                    - MORE -

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                               CALPROP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


Assets


                                                                                 1998                  1997
                                                                        --------------------------------------------
REAL ESTATE UNDER DEVELOPMENT                                                      $65,282,197          $26,325,978
INVESTMENT IN LAND                                                                          --            2,975,982
                                                                        --------------------------------------------

TOTAL INVESTMENT IN REAL ESTATE                                                     65,282,197           29,301,960
                                                                        --------------------------------------------

OTHER ASSETS:
    Cash and cash equivalents                                                        1,590,403            1,100,028
    Prepaid expenses                                                                    88,775               23,149
    Deferred and other assets                                                        4,800,000                   --
    Other assets                                                                       760,514              531,665
                                                                        --------------------------------------------
          Total other assets                                                         7,239,692            1,654,842
                                                                        --------------------------------------------
                  Total assets                                                     $72,521,889          $30,956,802
                                                                        --------------------------------------------
                                                                        --------------------------------------------


Liabilities and Stockholders' Equity
                                                                                 1998                  1997
                                                                        --------------------------------------------
TRUST DEEDS AND NOTES PAYABLE                                                      $37,524,507           $6,713,809
RELATED PARTY NOTES                                                                 20,870,286           12,718,829
                                                                        --------------------------------------------
     Total trust deeds and notes payable                                            58,394,793           19,432,638
COMMUNITY FACILITIES DISTRICT SPECIAL TAX BONDS                                             --            2,336,544
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                                             5,056,010            3,954,885
WARRANTY RESERVES                                                                      284,624              288,278
                                                                        --------------------------------------------
     Total liabilities                                                              63,735,427           26,012,345

MINORITY INTEREST                                                                      326,941            2,187,847
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par value; 20,000,000 shares authorized;
         10,284,135 and 9,304,785 shares issued and outstanding at
         December 31, 1998 and 1997, respectively                                   10,284,135            9,304,785
     Additional paid-in capital                                                     25,851,130           25,886,906
     Deferred Compensation                                                            (241,130)            (106,595)
     Stock Purchase Loans                                                             (474,134)                  --
                                                                        --------------------------------------------
     Accumulated deficit                                                           (26,960,480)         (32,328,486)
                                                                        --------------------------------------------
            Total Equity                                                             8,459,521            2,756,610
                                                                        --------------------------------------------
                   Total Stockholders' Equity and Liabilities                      $72,521,889          $30,956,802
                                                                        --------------------------------------------
                                                                        --------------------------------------------

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